Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the inclusion in this Registration Statement of Cycurion Inc. and its Subsidiaries, on the Form 10-K of our report dated March 31, 2026 with respect to our audits of the consolidated financial statements of Cycurion Inc. and its Subsidiaries as of December 31, 2025 and 2024 and for the years then ended.

We also consent to the Company’s reference to WWC, P.C., as an independent registered public accounting firm, as “Experts” in matters of accounting.

San Mateo, California                                WWC, P.C.
March 31, 2026                                    Certified Public Accountants
PCAOB ID: 1171